MARK BAILEY & CO. LTD.
                  Certified Public Accountants
                     Management Consultants
                     Phone: 775-332-42--
                       Fax: 775-332-4210
Office Address:                                    Mailing Address:
1495 Ridgeview Drive, Suite 200                    P.O. Box 6060
Reno, Nevada 89509-6634                            Reno, Nevada 89513

E-mail: MarkBailey@MarkBaileyCo.com

Mark Bailey,CPA, ABV

December 6, 1999
Securities and Exchange Commission
Washington, D.C. 20549

RE:  Digital Video Display Technology Corporation
     Form S-1

To Whom It May Concern:

We hereby authorize and consent to the use of our report, dated December 5, 1999 as an Exhibit to the above-referenced filing and to the use of our name as it appears therein.

Sincerely,

/s/ Mark Bailey, CPA/ABV
Mark Bailey & Co., Ltd.